UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 24, 2020 (November 18, 2020)

Natural Grocers by Vitamin Cottage, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35608	45-5034161
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

12612 West Alameda Parkway
Lakewood, Colorado 80228
(Address of principal executive offices) (Zip Code)

(303) 986-4600
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $0.001 par value	NGVC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On November 18, 2020, Vitamin Cottage Natural Food Markets, Inc. (the “Operating Company”), a wholly owned subsidiary of Natural Grocers by Vitamin Cottage, Inc. (the “Company”), entered into the Fourth Amendment to Credit Agreement (the “Fourth Amendment”) by and among the Operating Company, the guarantors party thereto (the “Guarantors”), the lenders party thereto (the “Lenders”), and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender (the “Administrative Agent”), which amends the Credit Agreement dated as of January 28, 2016 by and among the Operating Company, the Guarantors, the Lenders and the Administrative Agent (the “Credit Agreement”). The Fourth Amendment provides for a new $35.0 million term loan facility maturing on November 13, 2024 (the “Term Loan”). At the Company’s election, the Term Loan will initially bear interest based on the London Interbank Offered Rate, or its successor rate, for the interest period plus the applicable lender spread based upon the Operating Company’s consolidated leverage ratio. The Company will repay principal amounts outstanding under the Term Loan in equal quarterly installments of approximately $0.4 million from March 31, 2021 through September 30, 2024, with the remaining principal amount payable on the maturity date. Amounts repaid on the Term Loan may not be reborrowed.

The Term Loan is secured by a lien on substantially all of the Operating Company’s assets and is otherwise subject to the terms and covenants under the Credit Agreement, as amended. The Fourth Amendment also permits the Company to make a one-time dividend payment of up to $50.0 million no later than December 31, 2020. The Company expects to draw $35.0 million of Term Loan borrowings prior to December 16, 2020 and will use the Term Loan proceeds to fund a portion of its special cash dividend of $2.00 per common share, which was previously announced by the Company on November 19, 2020.

The foregoing description of the Fourth Amendment is qualified in its entirety by reference to the complete terms and conditions of such agreement, which is filed as Exhibit 10.1 hereto and incorporate herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit No.	Description
10.1
Fourth Amendment to Credit Agreement dated as of November 18, 2020, by and among Vitamin Cottage Natural Food Markets, Inc., the Guarantors party thereto, the Lenders party thereto and Bank of America, N.A. as Administrative Agent, L/C Issuer and Swing Line Lender.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 24, 2020
Natural Grocers by Vitamin Cottage, Inc.

By:	/s/ Kemper Isely
Name:	Kemper Isely
Title:	Co-President

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